Exhibit 99.2

Contacts: Investor Relations: Angela White ir@vistaprint.com + 1 (781) 652-6480 Media Relations: Jason Keith publicrelations@vistaprint.com +1 (781) 652-6444

VistaPrint Proposes Change in Place of Incorporation from Bermuda to the Netherlands

VENLO, the Netherlands and HAMILTON, Bermuda, April 30, 2009—VistaPrint Limited (Nasdaq:VPRT), the small business marketing company, today announced that its Board of Directors has unanimously approved moving the place of incorporation of the publicly-traded parent entity of the VistaPrint group of companies from Bermuda to the Netherlands. Subject to approval by the Supreme Court of Bermuda, VistaPrint’s shareholders will be asked to vote in favor of the proposal at a special meeting of shareholders, which is expected to be scheduled for July 2009. If approved, VistaPrint expects the move of the parent company’s place of incorporation, also known as a change of domicile, to take effect as soon as practicable following shareholder approval and the receipt and filing with the Bermuda Registrar of Companies of a final Order of the Bermuda Supreme Court. The Company is targeting the first quarter of fiscal 2010 to complete the change of domicile transaction.

The Netherlands is home to the Company’s first manufacturing facility. That Dutch facility has undergone multiple expansions since its initial construction in 2003 and now encompasses over 16,000 square meters (173,000 square feet) of facility space. In addition to manufacturing operations, VistaPrint’s Dutch facility houses Internet server operations and employees in managerial, engineering, procurement and customer service roles.

Upon completion of the change of domicile, VistaPrint will change from a single board of directors to the two-tier board structure that is typical in Dutch corporate governance. All of the independent directors on the current VistaPrint Limited board will form what is referred to as a Supervisory Board of Directors. A second tier board, known as a Management Board of Directors, will be led by Robert Keane, VistaPrint’s current Chairman, President, and CEO. The Company expects to nominate three other directors to the Management Board of Directors: Mike Giannetto, VistaPrint’s CFO; Janet Holian, President of VistaPrint Europe; and Wendy

Cebula, President of VistaPrint North America. The Management Board of Directors will hold formal board meetings in the Netherlands at least four times per calendar year. VistaPrint will also hire Netherlands-based employees in Venlo so as to enhance the Company’s ability to implement decisions internationally.

VistaPrint Limited also today announced that in July 2009 the Company will establish an office in Paris, France, where the Company was founded and based from 1995 to 2000. The Paris office will operate under the French headquarters (“quartiers généraux”) tax regime, and will include the office of Robert Keane, the Company’s President and Chief Executive Officer, as well as a small number of other functions, including corporate strategy. Mr. Keane and his family will reside permanently in France beginning in July.

“After careful consideration, our Board of Directors has concluded that it is in the best interests of VistaPrint and our shareholders to move our corporate domicile to the Netherlands and to re-establish an office in France that operates under the French headquarters tax legislation,” said VistaPrint Chairman, President and CEO Robert Keane. “We believe that these moves will provide important managerial, economic and operational benefits for our company that will augment our competitiveness in markets worldwide.”

The Netherlands and France have highly stable economic, political and regulatory environments, as well as long-established commercial relationships and tax treaties with countries around the world. VistaPrint does not expect any material change in its financial results or its effective consolidated tax rate as a result of either the re-establishment of a headquarters office in Paris or the change of domicile to the Netherlands. Following completion of the change of domicile, the parent company will continue to be registered with the U.S. Securities and Exchange Commission (“SEC”) and be subject to the same SEC reporting requirements. The company’s shares will continue to trade on the NASDAQ stock market under the ticker symbol “VPRT”. The parent company’s name is expected to change from “VistaPrint Limited” to “Vistaprint N.V.”

“These decisions are consistent with VistaPrint’s long-standing commitment to internationalism in our market objectives, operations, corporate culture and corporate structure,” continued Mr. Keane. “It also supports our continued transition to a decentralized management structure based on geographic business units, which enables us to expand into new markets while maintaining our focus and commitment to well established markets. We believe this decision will facilitate our ability to deliver continued growth in North America, Europe and, increasingly, the Asia Pacific region.”

As of April 30, 2009, the Company had operations and employees in seven countries, including over 250 employees in the Netherlands. Approximately 22% of VistaPrint’s employees are located in Europe, 25% in Canada, 28% in the US and 25% in the Caribbean.

Full details of the proposed change of domicile, including associated benefits and risks, will be provided to shareholders in a proxy statement expected to be filed with the SEC and mailed to shareholders in connection with the special shareholders meeting. Shareholders are urged to read such proxy statement when it becomes available because it will contain important information. The proxy statement will be, and other documents filed by the Company with the SEC are, available free of charge at the SEC’s website (www.sec.gov) and at the Company’s website (www.vistaprint.com).

About VistaPrint VistaPrint Limited (Nasdaq:VPRT) is the small business marketing company having served over 19 million customers worldwide. VistaPrint offers small businesses everything they need to market their business with brand identity and promotional products, marketing services and electronic marketing solutions. A global company, VistaPrint employs more than 1,600 people and operates 19 localized Websites serving over 120 countries around the world. A broad range of marketing products and services are available online at www.vistaprint.com. VistaPrint’s products are satisfaction guaranteed.

This press release contains statements about management’s future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the Company’s efforts to seek approval of the change of domicile transaction by the Supreme Court of Bermuda and Company shareholders, the timing and likelihood of success of such approvals, the potential benefits to the Company of the move of the headquarters office to Paris and change of domicile in the Netherlands and other potential consequences of such transactions, and the potential for continued growth in the Company’s business. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, our ability to obtain the approval of the Company’s shareholders and the Supreme Court of Bermuda for the change of domicile in the Netherlands and to satisfy other related conditions within the expected timeframe or at all, our ability to realize the expected benefits of the move of our headquarters office and change of domicile and to avoid material adverse consequences of such transactions, our ability to attract customers and to retain customers and to do so in a cost-effective manner, willingness of purchasers of graphic design services and printed products to shop online, failure of our investments, unexpected increases in our use of funds, failure to increase our revenue and keep our expenses consistent with revenue, failures of our web sites or network infrastructure, failure to maintain the prices we charge for our products and services, the inability of our manufacturing operations to meet customer demand, exchange rate fluctuations, changes in or interpretation of tax laws and treaties, downturns in general economic conditions, and other factors that are discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, our Form 10-Q for the quarter ended December 31, 2008, and other documents we periodically file with the SEC.

In addition, the statements in this press release represent our expectations and beliefs as of the date of this press release. We anticipate that subsequent events and developments may cause these expectations and beliefs to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

VistaPrint and the VistaPrint logo are registered trademarks of VistaPrint. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

###